EXHIBIT 31.2

CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Roger Ponder, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Spectrum Global Solutions, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 15, 2020

/s/ Roger Ponder
Roger Ponder
Chief Executive Officer and Chairman of the Board of Directors